New Mountain Finance Corporation Announces Financial Results for the Quarter Ended March 31, 2025

Reports First Quarter Net Investment Income of $0.32 per Share and Declares a Second Quarter Distribution of $0.32 per Share

NEW YORK--(BUSINESS WIRE) — May 5, 2025 -- New Mountain Finance Corporation (NASDAQ: NMFC) (“New Mountain,” “New Mountain Finance” or the “Company”) today announced its financial results for the quarter ended March 31, 2025.
First Quarter and Recent Highlights1
•Net investment income of $34.5 million, or $0.32 per weighted average share
•Net asset value of $12.45 per share compared to $12.55 per share as of December 31, 2024
•Sustained strong credit performance with ~96.5% of the portfolio rated green
•Reduced cost of debt from SOFR + 2.15% to SOFR + 1.95% on our Holdings Credit Facility
•Increased senior oriented asset mix to 77%, compared to 75% as of December 31, 2024
•Declared a second quarter 2025 distribution of $0.32 per share, payable on June 30, 2025, to holders of record as of June 16, 2025

($ in millions, except per share data)	Q1 2025	Q1 2024
Net Investment Income per Weighted Average Share	$0.32	$0.36
Regular & Supplemental Dividends Paid per Share in Quarter	$0.32	$0.36
Annualized Dividend Yield[4]	12.8%	10.7%

	March 31, 2025	December 31, 2024
Investment Portfolio[5]	$3,047.7	$3,104.5
NAV per Share	$12.45	$12.55
Statutory Debt/Equity[3]	1.15x	1.15x
Statutory Debt/Equity (Net of Available Cash)[3]	1.09x	1.11x
Management Comments on First Quarter Performance
“New Mountain’s strategy of investing in defensive sectors positions NMFC for continued success in what has become a more volatile operating environment,” said Steven B. Klinsky, NMFC Chairman and New Mountain Capital CEO. “We believe that, relative to other credit funds, NMFC is notably well positioned for tariff and other political issues.”
John R. Kline, NMFC CEO, added: “NMFC maintained strong credit performance in Q1, with over 96% of the portfolio rated green. Looking ahead, we remain confident in NMFC’s ability to deliver consistent yield with an enhanced margin of safety. Additionally, we have made meaningful progress on our strategic priorities including PIK reduction, diversifying our top investments and reducing the cost of our liabilities.”
Portfolio and Investment Activity5
As of March 31, 2025, the Company’s NAV1 was $1,342.2 million and its portfolio had a fair value of $3,047.7 million of investments in 119 portfolio companies, with a weighted average YTM at Cost6 of approximately 10.2%. For the three months ended March 31, 2025, the Company originated $120.8 million of investments2, offset by $160.4 million of repayments2 and $26.3 million of asset sales.

Portfolio and Asset Quality
NMFC’s mandate is to primarily target businesses in the middle market that, consistent with New Mountain’s private equity platform, are high quality, defensive growth companies in industries that are well-researched by New Mountain. The Company’s focus is on defensive growth businesses that generally exhibit the following characteristics: (i) acyclicality, (ii) sustainable secular growth drivers, (iii) niche market dominance and high barriers to competitive entry, (iv) recurring revenue and strong free cash flow, (v) flexible cost structures and (vi) seasoned management teams.

Portfolio Industry Composition based on Fair Value8

Software		Business Services
ERP	8.0%	Misc Services	4.0%
Human Capital Management	5.6%	Real Estate Services	3.8%
Finance & Accounting	4.7%	Engineering & Consulting Services	3.4%
Ecommerce & Logistics	4.6%	Digital Transformation	2.1%
Governance, Risk & Compliance	3.9%	Insurance & Benefits Services	1.6%
IT Infrastructure & Security	3.1%	MRO Services	1.2%
Integrated Payments	1.6%	Utility Services	1.0%
		Data & Information Services	0.2%
Total Software	31.5%	Total Business Services	17.3%

Healthcare		Other Industries
Healthcare Services	11.0%	Consumer Services	7.1%
Healthcare Software	6.3%	Education	6.6%
Pharma Services	1.5%	Financial Services	4.7%
Tech-Enabled Healthcare	0.8%	Distribution & Logistics	4.5%
Healthcare Products	0.2%	Packaging	2.6%
		Other	5.9%
Total Healthcare	19.8%	Total Other Industries	31.4%
The Company monitors the performance and financial trends of its portfolio companies on at least a quarterly basis. The Company attempts to identify any developments within the portfolio company, the industry, or the macroeconomic environment that may alter any material element of the Company’s original investment strategy. As described more fully in the Company's Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, the portfolio monitoring procedures are designed to provide a simple, yet comprehensive analysis of the Company’s portfolio companies based on their operating performance and underlying business characteristics, which in turn forms the basis of its Risk Rating. The Risk Rating is expressed in categories of Green, Yellow, Orange and Red with Green reflecting an investment that is in-line with or above expectations and Red reflecting an investment performing materially below expectations.

The following table shows the Risk Rating of the Company’s portfolio companies as of March 31, 2025:

(in millions)	As of March 31, 2025
Risk Rating	Cost	Percent	Fair Value	Percent	Weighted Average Mark
Green[7]	$2,942.2	94.3%	$2,939.1	96.5%	96.4%
Yellow[5]	107.6	3.4%	71.4	2.3%	66.3%
Orange	73.1	2.3%	37.2	1.2%	64.3%
Red	—	—	—	—	—
Total	$3,122.9	100.0%	$3,047.7	100.0%

As of March 31, 2025, all investments in the Company’s portfolio had a Green Risk Rating, with the exception of five portfolio companies that had a Yellow Risk Rating and six portfolio companies that had an Orange Risk Rating. As of March 31, 2025, there were no portfolio companies that had a Red Risk Rating.

The following table shows the Company’s investment portfolio composition as of March 31, 2025:

(in millions)
Investment Portfolio Composition	March 31, 2025	Percent of Total
First Lien	$1,959.0	64.3%
Senior Loan Funds (SLP III & SLP IV) & NMNLC	386.9	12.7%
Second Lien[5]	187.1	6.1%
Subordinated	104.9	3.4%
Preferred Equity	243.3	8.0%
Common Equity and Other[9]	166.4	5.5%
Total	$3,047.7	100.0%
Liquidity and Capital Resources
As of March 31, 2025, the Company had cash and cash equivalents of $85.5 million and total statutory debt outstanding of $1,543.7 million3. The Company's statutory debt to equity was 1.15x (or 1.09x net of available cash) as of March 31, 2025. Additionally, the Company had $262.5 million of SBA-guaranteed debentures outstanding as of March 31, 2025. As of March 31, 2025, the Company had $1,168.8 million of available capacity on its Holdings Credit Facility, NMFC Credit Facility and Unsecured Management Company Revolver.
First Quarter 2025 Conference Call
New Mountain Finance Corporation will host an earnings conference call and webcast at 10:00 am Eastern Time on Tuesday, May 6, 2025. To participate in the live earning conference call, please use the following dial-in numbers or visit the audio webcast link. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•United States: +1 (877) 443-9109
•International: +1 (412) 317-1082
•Live Audio Webcast
A replay of the conference call can be accessed one hour after the end of the conference call through August 6, 2025. The full webcast replay will be available through May 6, 2026. To access the earnings webcast replay please visit the New Mountain Investor Relations website.
•United States: +1 (877) 344-7529
•International: +1 (412) 317-0088
•Access Code: 7848158
For additional details related to the quarter ended March 31, 2025, please refer to the New Mountain Finance Corporation Quarterly Report on Form 10-Q filed with the SEC and the supplemental investor presentation which can be found on the Company's website at http://www.newmountainfinance.com.

(1)Excludes non-controlling interest in New Mountain Net Lease Corporation (“NMNLC”).
(2)Originations exclude payment-in-kind (“PIK”); originations, repayments, and sales excludes revolvers, unfunded commitments, bridges, return of capital, and realized gains / losses.
(3)Excludes the Company’s United States Small Business Administration (“SBA”) guaranteed debentures.
(4)Dividend yield calculation uses the closing stock price of $9.97 on May 2, 2025 and $12.72 on April 29, 2024 and includes regular dividends for Q1 2025 and regular and supplemental dividends for Q1 2024.
(5)Includes collateral for securities purchased under collateralized agreements to resell.
(6)References to “YTM at Cost” assume the accruing investments, including secured collateralized agreements, in the Company's portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the Sterling Overnight Interbank Average Rate ("SONIA”), Euro Interbank Offered Rate ("EURIBOR") and Secured Overnight Financing Rate (“SOFR”) curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of SONIA, EURIBOR and SOFR contracts by the individual companies in the Company’s portfolio or other factors.
(7)Includes investments held in NMNLC.

(8)Excludes NMFC Senior Loan Program III LLC ("SLP III"), NMFC Senior Loan Program IV LLC ("SLP IV") and NMNLC.
(9)Includes investments classified as structured finance obligations.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	March 31, 2025	December 31, 2024
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $2,276,008 and $2,298,083, respectively)	$2,260,728	$2,277,352
Non-controlled/affiliated investments (cost of $126,927 and $124,254, respectively)	110,558	112,776
Controlled investments (cost of $690,008 and $679,587, respectively)	662,925	700,896
Total investments at fair value (cost of $3,092,943 and $3,101,924, respectively)	3,034,211	3,091,024
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	13,500	13,500
Cash and cash equivalents	85,496	80,320
Interest and dividend receivable	41,239	42,379
Derivative asset at fair value	3,117	—
Receivable from affiliates	247	213
Other assets	18,841	19,265
Total assets	$3,196,651	$3,246,701
Liabilities
Borrowings
Unsecured Notes	$985,227	$978,503
Holdings Credit Facility	270,563	294,363
SBA-guaranteed debentures	262,500	300,000
2022 Convertible Notes	258,846	260,091
NMFC Credit Facility	29,059	27,944
Deferred financing costs (net of accumulated amortization of $66,182 and $63,971, respectively)	(23,343)	(24,191)
Net borrowings	1,782,852	1,836,710
Interest payable	18,437	17,109
Payable for unsettled securities purchased	12,022	—
Payable to broker	10,130	3,230
Management fee payable	9,945	10,467
Incentive fee payable	6,714	8,625
Derivative liability at fair value	3,368	7,423
Deferred tax liability	1,432	1,410
Other liabilities	3,573	2,436
Total liabilities	1,848,473	1,887,410
Commitments and contingencies
Net assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 200,000,000 shares authorized, and 107,851,415 and 107,851,415 shares issued and outstanding, respectively	1,079	1,079
Paid in capital in excess of par	1,365,824	1,365,852
Accumulated undistributed earnings	(24,691)	(13,592)
Total net assets of New Mountain Finance Corporation	$1,342,212	$1,353,339
Non-controlling interest in New Mountain Net Lease Corporation	5,966	5,952
Total net assets	$1,348,178	$1,359,291
Total liabilities and net assets	$3,196,651	$3,246,701
Number of shares outstanding	107,851,415	107,851,415
Net asset value per share of New Mountain Finance Corporation	$12.45	$12.55

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Investment income
From non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind ("PIK") interest income)	$52,113	$56,237
PIK interest income	2,913	4,683
Dividend income	557	293
Non-cash dividend income	4,434	4,684
Other income	1,312	1,600
From non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	331	368
PIK interest income	987	836
Non-cash dividend income	1,683	1,244
Other income	63	63
From controlled investments:
Interest income (excluding PIK interest income)	1,485	1,361
PIK interest income	3,688	4,135
Dividend income	12,198	12,683
Non-cash dividend income	2,071	1,496
Other income	1,828	873
Total investment income	85,663	90,556
Expenses
Interest and other financing expenses	31,374	31,016
Management fee	10,233	10,997
Incentive fee	8,247	9,389
Professional fees	1,389	1,067
Administrative expenses	1,104	968
Other general and administrative expenses	516	465
Total expenses	52,863	53,902
Less: management and incentive fees waived	(1,822)	(901)
Net expenses	51,041	53,001
Net investment income before income taxes	34,622	37,555
Income tax (benefit) expense	(19)	1
Net investment income	34,641	37,554
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(1,074)	(11,858)
Controlled investments	38,899	31
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	4,206	23,160
Non-controlled/affiliated investments	(4,891)	(22,463)
Controlled investments	(48,392)	2,320
Foreign currency	150	(23)
Provision for taxes	(22)	(637)
Net realized and unrealized losses	(11,124)	(9,470)
Net increase in net assets resulting from operations	23,517	28,084
Less: Net increase in net assets resulting from operations related to non-controlling interest in New Mountain Net Lease Corporation	(104)	(676)
Net increase in net assets resulting from operations related to New Mountain Finance Corporation	$23,413	$27,408
Basic earnings per share	$0.22	$0.26

Weighted average shares of common stock outstanding - basic	107,851,415	103,660,370
Diluted earnings per share	$0.22	$0.26
Weighted average shares of common stock outstanding - diluted	126,852,911	122,443,478
Distributions declared and paid per share	$0.32	$0.36

ABOUT NEW MOUNTAIN FINANCE CORPORATION
New Mountain Finance Corporation (NASDAQ: NMFC) is focused on providing direct lending solutions to U.S. upper middle market companies backed by top private equity sponsors. Our investment objective is to generate current income and capital appreciation through the sourcing and origination of senior secured loans and select junior capital positions, to growing businesses in defensive industries that offer attractive risk-adjusted returns. Our differentiated investment approach leverages the deep sector knowledge and operating resources of New Mountain Capital, a global investment firm with over $55 billion of assets under management.
ABOUT NEW MOUNTAIN CAPITAL
New Mountain Capital ("NMC") is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, credit and net lease investment strategies with over $55 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.
FORWARD-LOOKING STATEMENTS
Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including changes in base interest rates and significant volatility on our business, portfolio companies, our industry and the global economy. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, except as may be required by law. All forward-looking statements speak only as of the time of this press release.
CONTACT
New Mountain Finance Corporation
Investor Relations
Laura C. Holson, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505